Exhibit 99.1

ESSEX RENTAL CORP. REPORTS 2014 THIRD QUARTER RESULTS

Adjusted EBITDA improves sequentially and year over year by $800,000 to $5.3 million

BUFFALO GROVE, IL - November 4, 2014 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its consolidated results for the three months ended September 30, 2014.
Third Quarter 2014 Highlights

•
Hydraulic crawler crane utilization increased to 79.6% for the three month period ended September 30, 2014 compared to 65.0% for the three month period ended June 30, 2014 and 70.9% for the three month period ended September 30, 2013. Hydraulic crawler cranes represent over 50% of total rental fleet orderly liquidation value and utilization for these assets is at its highest level in 6 years;

•	Crawler crane rental backlog based on expected rental revenues as of September 30, 2014 increased by 32.3% compared to the backlog as of September 30, 2013;

•
Rough terrain crane utilization equaled 65.9% for the three month period ended September 30, 2014, compared to 68.2% and 50.5% for the three month period ended June 30, 2014 and September 30, 2013, respectively. Rental revenue generated from rough terrain cranes in the quarter was at its highest level since late 2010;

•
City and other tower crane utilization increased to 52.7% for the three month period ended September 30, 2014 compared to 46.0% and 33.5% for the three month period ended June 30, 2014 and September 30, 2013, respectively. Rental revenue generated from tower cranes in the quarter was at its highest level since late 2010;

•
Equipment rental revenue increased by $1.1 million or 9.0% and $1.8 million or 15.6% to $13.6 million for the three month period ended September 30, 2014 compared to the three month periods ended June 30, 2014 and September 30, 2013, respectively;

•	Used rental equipment sales in the three month period ended September 30, 2014, which included six traditional crawler cranes, equaled $6.0 million and sold at 101.0% of orderly liquidation value; and

•
Adjusted EBITDA before non-cash compensation and non-recurring expenses equaled $5.3 million for the three month period ended September 30, 2014 compared to $4.5 million for each of the three month periods ended June 30, 2014 and September 30, 2013.

Nick Matthews, President and CEO of Essex stated, “As anticipated in the original guidance given for 2014, we’ve experienced sequential improvement in Adjusted EBITDA throughout the first three quarters of 2014 and are now experiencing year over year improvement. We have been successful in increasing demand for our rental offerings based on the effectiveness of our customer focused initiatives as well as an improved economic environment. Additionally, we have increased the pace of selling excess rental fleet, particularly our traditional crawler cranes.”

“We are continuing to experience utilization and rental revenue improvement from the hydraulic crawler, rough terrain and tower crane fleets, which make up over 70% of the orderly liquidation value of our rental fleet, and we believe that there remains significant potential to increase earnings and cash flow. The quality improvement initiatives and customer-centric service-oriented strategies that the Company has adopted over the last six months has resulted in a material increase in our asset utilization but has also resulted in higher costs to get previously unutilized equipment into rent ready condition and maximize equipment up time while on rent. While we are incurring higher upfront costs, management anticipates these rentals will display improved overall profitability over the duration of the lease term and will yield enhanced customer satisfaction. We remain focused on these initiatives along with maximizing utilization in our core asset classes and continuing to market and sell excess rental fleet to reshape our asset portfolio and improve our return on invested capital. We are still in the early stages of implementing these strategic initiatives and are encouraged by the progress we made during the third quarter.”

Third Quarter 2014 Overview

Equipment rentals segment revenues were $21.7 million for the three month period ended September 30, 2014 versus $14.4 million for the three month period ended September 30, 2013. Equipment rentals segment revenues include rental, transportation and used

Exhibit 99.1

rental equipment sales. The $7.3 million increase is driven by a $4.8 million increase in used rental equipment sales, a $1.8 million increase in equipment rental revenue and a $700,000 increase in transportation revenue.

Equipment distribution revenue, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, decreased to $2.8 million for the three month period ended September 30, 2014 compared to $3.8 million for the three month period ended September 30, 2013.

Parts and service revenue increased to $5.1 million for the three month period ended September 30, 2014 compared to $4.6 million for the three month period ended September 30, 2013. Parts and service segment revenues include retail parts sales, billable service work done on our own equipment and servicing customer owned equipment.

Total gross profit increased 19.4% to $6.5 million for the three month period ended September 30, 2014 from $5.5 million for the three month period ended September 30, 2013. The increase is due to the increase in gross profit generated from the equipment rental segment. Gross profit margin decreased modestly to 22.0% for the three month period ended September 30, 2014 from 23.9% for the three month period ended September 30, 2013.

EBITDA before non-cash compensation and non-recurring expenses increased to $5.3 million for the three month period ended September 30, 2014 compared to $4.5 million for the three month period ended September 30, 2013. Non-cash compensation and non-recurring expenses equaled $200,000 for the three month period ended September 30, 2014 and $100,000 for the three month period ended September 30, 2013.

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Wednesday, November 5, 2014. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please dial in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.
About Essex Rental Corp.

Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control.

Exhibit 99.1

Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to adjusted EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. Adjusted EBITDA represents the sum of net income, tax benefit, foreign currency exchange gains and losses, interest expense, other income, depreciation, amortization and impairment expense. Adjusted EBITDA is used internally when evaluating our operating performance and, we believe, allows investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliation, provides useful information about operating performance and period-over-period growth, and provides additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting our ongoing cash earnings. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because adjusted EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of adjusted EBITDA to net loss is included in the financial tables accompanying this release.

CONTACT:
Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
OR
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexrental.com

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Statements of Operations (Unaudited) (Amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES
Equipment rentals	$13,640	$11,802	$37,202	$35,447
Retail equipment sales	2,760	3,772	6,938	8,337
Used rental equipment sales	6,024	1,265	10,089	9,922
Retail parts sales	2,165	1,827	6,707	5,778
Transportation	2,056	1,349	6,021	4,420
Equipment repairs and maintenance	2,936	2,793	8,219	9,182
TOTAL REVENUES	29,581	22,808	75,176	73,086

COST OF REVENUES
Salaries, payroll taxes and benefits	3,021	2,673	8,399	8,174
Depreciation	4,538	4,652	13,755	13,981
Retail equipment sales	2,425	3,250	6,117	7,059
Used rental equipment sales	5,074	829	8,253	7,439
Retail parts sales	1,691	1,475	5,287	4,456
Transportation	2,082	1,400	5,906	4,341
Equipment repairs and maintenance	3,234	2,283	8,886	7,762
Yard operating expenses	999	790	2,601	2,332
TOTAL COST OF REVENUES	23,064	17,352	59,204	55,544

GROSS PROFIT	6,517	5,456	15,972	17,542

Selling, general and administrative expenses	5,939	5,723	17,686	18,117
Impairment - rental equipment, held for sale	771	—	771	—
Other depreciation and amortization	195	251	708	793
LOSS FROM OPERATIONS	(388)	(518)	(3,193)	(1,368)

OTHER INCOME (EXPENSES)
Other income (expense)	(3)	553	(1)	559
Interest expense	(3,669)	(3,075)	(10,243)	(8,576)
Foreign currency exchange gains (losses)	(172)	107	(225)	(222)
TOTAL OTHER INCOME (EXPENSES)	(3,844)	(2,415)	(10,469)	(8,239)

LOSS BEFORE INCOME TAXES	(4,232)	(2,933)	(13,662)	(9,607)

BENEFIT FOR INCOME TAXES	(1,834)	(1,030)	(5,354)	(3,609)

NET LOSS	$(2,398)	$(1,903)	$(8,308)	$(5,998)

Weighted average shares outstanding:
Basic	24,813,619	24,653,513	24,801,537	24,639,667
Diluted	24,813,619	24,653,513	24,801,537	24,639,667

Loss per share:
Basic	$(0.10)	$(0.08)	$(0.33)	$(0.24)
Diluted	$(0.10)	$(0.08)	$(0.33)	$(0.24)

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Utilization Statistics (Unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Utilization Statistics - "Days" Utilization
Crawler Cranes - Hydraulic	79.6%	65.0%	70.9%
Crawler Cranes - Traditional	30.0%	25.9%	31.4%
Rough Terrain Cranes	65.9%	68.2%	50.5%
Boom Trucks	49.8%	45.3%	52.0%
Self-Erecting Tower Cranes	42.9%	31.3%	32.6%
City & Other Tower Cranes	52.7%	46.0%	33.5%

(See definitions in the quarterly and annual reports filed with the SEC)

Essex Rental Corp. and Subsidiaries Segment Revenues and Gross Profit (Unaudited) (Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Segment revenues
Equipment rentals	$21,720	$14,416	$53,312	$49,789
Equipment distribution	2,760	3,772	6,938	8,337
Parts and service	5,101	4,620	14,926	14,960
Total revenues	$29,581	$22,808	$75,176	$73,086
Segment gross profit
Equipment rentals	$5,150	$3,805	$11,825	$12,554
Equipment distribution	161	368	335	807
Parts and service	1,206	1,283	3,812	4,181
Total gross profit	$6,517	$5,456	$15,972	$17,542

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (Unaudited) (Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net loss	$(2,398)	$(1,903)	$(8,308)	$(5,998)
Benefit for income taxes	(1,834)	(1,030)	(5,354)	(3,609)
Foreign currency exchange (gains) losses	172	(107)	225	222
Interest expense	3,669	3,075	10,243	8,576
Other (income) expense	3	(553)	1	(559)
Loss from operations	(388)	(518)	(3,193)	(1,368)

Depreciation	4,538	4,652	13,755	13,981
Impairment - rental equipment, held for sale	771	—	771	—
Other depreciation and amortization	195	251	708	793
Adjusted EBITDA (1)	$5,116	$4,385	$12,041	$13,406

(1) Includes non-cash stock compensation and non-recurring expenses of $0.2 million and $0.1 million for the three months ended September 30, 2014 and 2013, respectively, and $1.1 million and $1.0 million for the nine months ended September 30, 2014 and 2013, respectively.

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Balance Sheets (Amounts in thousands, except share data)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,423	$1,349
Accounts receivable, net of allowances	16,676	14,059
Other receivables	2,105	2,412
Deferred tax assets	3,313	2,878
Inventory
Retail equipment	8,213	3,416
Retail spare parts, net	1,727	1,598
Rental equipment, held for sale	3,339	—
Prepaid expenses and other assets	1,584	1,791
TOTAL CURRENT ASSETS	38,380	27,503

Rental equipment, net	271,718	287,860
Property and equipment, net	4,601	5,205
Spare parts inventory, net	3,728	3,248
Identifiable finite lived intangibles, net	819	1,069
Goodwill	1,796	1,796
Loan acquisition costs, net	5,489	6,095

TOTAL ASSETS	$326,531	$332,776

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$5,385	$5,703
Accrued employee compensation and benefits	2,085	2,012
Accrued taxes	3,634	3,909
Accrued interest	1,081	655
Accrued other expenses	1,230	1,007
Unearned rental revenue	1,962	1,668
Customer deposits	238	293
Term loan - short-term	2,000	2,000
Purchase money security interest debt - short-term	1,365	959
Capital lease obligation - short-term	34	—
TOTAL CURRENT LIABILITIES	19,014	18,206

LONG-TERM LIABILITIES
Revolving credit facilities	143,235	165,482
Term loans	65,000	36,500
Promissory notes	1,655	3,655
Purchase money security interest debt	3,302	1,975
Deferred tax liabilities	35,910	40,869
Capital lease obligation	171	—
TOTAL LONG-TERM LIABILITIES	249,273	248,481

TOTAL LIABILITIES	268,287	266,687

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	—	—
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 24,813,619 shares at June 30, 2014 and 24,743,513 shares at December 31, 2013	2	2
Paid in capital	126,398	125,952
Accumulated deficit	(68,184)	(59,876)
Accumulated other comprehensive income	28	11
TOTAL STOCKHOLDERS' EQUITY	58,244	66,089

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$326,531	$332,776